Exhibit (s)(2)

POWER OF ATTORNEY

The undersigned officers and directors (the “Principal”) of BlackRock Cayman Resources & Commodities Strategy Fund, Ltd. (the “Subsidiary”), a wholly-owned subsidiary of BlackRock Resources & Commodities Strategy Trust (the “Trust”), a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), does constitute and appoint John Perlowski, Anne Ackerley, Neal J. Andrews, Ira P. Shapiro, Jay M. Fife and Janey Ahn, and each of them, his or her true and lawful attorneys and agents (the “Agents”), each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officer or director the Trust’s Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the 1940 Act, or otherwise, with respect to the registration of the Trust or the registration or offering of the Trust’s common shares of beneficial interest; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 3rd day of March, 2011.

Signature	Title

/s/ John Perlowski
John Perlowski	President and Chief Executive Officer

/s/ Neal J. Andrews
Neal J. Andrews	Chief Financial Officer

/s/ Richard S. Davis
Richard S. Davis	Director

/s/ Henry Gabbay
Henry Gabbay	Director